UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 13, 2013

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street
Los Angeles, CA 90012-4050
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 13, 2013, Daily Journal Corporation (the “Company”) acquired through a new subsidiary, Technology Acquisition Corporation, substantially all of the operating assets and liabilities of ISD Corporation (“ISD”).  The purchase price paid to ISD was approximately $16 million in cash, subject to certain adjustments. The new subsidiary, which has been renamed ISD Technologies, Inc., provides case management software systems and related services similar to those provided by the Company’s Sustain Technologies, Inc. and New Dawn Technologies, Inc. subsidiaries.  The acquisition was made pursuant to an Asset Purchase Agreement, dated September 13, 2013, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1

Asset Purchase Agreement, dated as of September 13, 2013, by and between Daily Journal Corporation; Technology Acquisition Corporation; ISD Corporation; ISD Investments, LLC; Hans Imhof; Ronald Beach; and Mark Nielsen.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION By: /s/ Gerald L. Salzman Gerald L. Salzman Chief Executive Officer President Chief Financial Officer Treasurer Dated: September 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of September 13, 2013, by and between Daily Journal Corporation; Technology Acquisition Corporation; ISD Corporation; ISD Investments, LLC; Hans Imhof; Ronald Beach; and Mark Nielsen.

* The Exhibits and Disclosure Schedules referenced in the Asset Purchase Agreement have been omitted. The Exhibits are the Non-Competition Agreements, and the Disclosure Schedules contain various lists and exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Daily Journal Corporation hereby agrees to furnish supplementally a copy of any omitted Exhibit or Disclosure Schedule to the Securities and Exchange Commission upon request.